UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2005

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2005, VIASPACE Inc. (the "Company") entered into a two-year Consulting, Confidentiality and Proprietary Rights Agreement (the "Consulting Agreement") with Synthetic/A/(America) Ltd., a California corporation ("Synthetica"). Pursuant to the Consulting Agreement, Synthetica will provide the Company with consulting services and advice relating to capital market goals, strategic business planning, financial controls, regulatory compliance, revenue generation and business development, in exchange for consideration of $20,000 per month, reimbursement for travel expenses, and three warrants, issued on August 16, 2005, to purchase shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock").

The first warrant issued to Synthetica ("Warrant No. 1") gives Synthetica the right to purchase 250,000 shares of Common Stock at an exercise price of $4.00 per share. Warrant No. 1 was fully vested upon issuance and expires upon the earliest to occur of the following: (i) the date of termination of the Consulting Agreement by the Company due to a material breach of the Consulting Agreement by Synthetica; (ii) the closing of a merger or consolidation of the Company pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving or acquiring entity, or a sale of all or substantially all the assets of the Company; (iii) August 16, 2007, provided that at least 25% of the outstanding capital stock of the Company has not been held by institutional investors (at any single moment) on or prior to such time; or (iv) August 16, 2009.

The second warrant issued to Synthetica ("Warrant No. 2") gives Synthetica the right to purchase 500,000 shares of Common Stock at an exercise price of $4.00 per share. Warrant No. 2 was fully vested upon issuance and expires upon the earliest to occur of the following: (i) the date of termination of the Consulting Agreement by the Company due to a material breach of the Consulting Agreement by Synthetica; (ii) the closing of a merger or consolidation of the Company pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving or acquiring entity, or a sale of all or substantially all the assets of the Company; (iii) August 16, 2007, provided that the Company has not completed a secondary offering equal to or in excess of $200,000,000; or (iv) August 16, 2009.

The third warrant issued to Synthetica ("Warrant No. 3") gives Synthetica the right to purchase 250,000 shares of Common Stock at an exercise price of $4.00 per share. Warrant No. 3. was fully vested upon issuance and expires upon the earliest to occur of the following: (i) the date of termination of the Consulting Agreement by the Company due to a material breach of the Consulting Agreement by Synthetica; (ii) the closing of a merger or consolidation of the Company pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving or acquiring entity, or a sale of all or substantially all the assets of the Company; (iii) August 16, 2007, provided that the Company’s Common Stock has not become publicly traded on Nasdaq on or prior to such time; or (iv) August 16, 2009.

There is no material relationship between the Company or its affiliates and any other party to the Consulting Agreement other than with respect to the Consulting Agreement and warrants referenced in this Item 1.01 and Item 3.02 herein.

The Consulting Agreement is included in this filing as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 above, on August 16, 2005 the Company issued three warrants to purchase the Company’s Common Stock to Synthetica pursuant to the Consulting Agreement. The information regarding the warrant issuances is incorporated in this Item 3.02 by reference to Item 1.01 above.

The warrants were issued to Synthetica pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Warrant No. 1, Warrant No. 2 and Warrant No. 3 are included in this filing as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Consulting Agreement between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.

10.2 Warrant No. 1 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.

10.3 Warrant No. 2 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.

10.4 Warrant No. 3 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

August 22, 2005	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.
10.2	Warrant No. 1 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.
10.3	Warrant No. 2 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.
10.4	Warrant No. 3 between VIASPACE Inc. and Synthetic/A/(America) Ltd., dated August 16, 2005.